Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SPORTS FIELD HOLDINGS, Inc.

Convertible Debenture

US$__________	Issue Date: May 7, 2015

This Convertible Debenture (the “Debenture”) is duly authorized and issued by Sports Field Holdings, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”), having its principal place of business located at 4320 Winfield Road, Suite 200, Warrenville, Illinois 60555. This Debenture is one of a series of convertible debentures of the Company, of like tenor and kind, in the aggregate principal amount of not more than $700,000, being issued by the Company contemporaneously with this Debenture (such debentures other than this Debenture being hereinafter referred to as the “Other Debentures”).

       FOR VALUE RECEIVED, the Company promises to pay to the order of _________________________, and or its registered assigns (the “Payee” or the “Holder”), the principal sum of _____________United States Dollars (US$_____________) (the “Principal Amount”) by February 1, 2016 (the “Maturity Date”) unless it is converted into Private Placement Securities (as defined herein) after the Company undertakes the Qualified Offering (as defined herein), and to pay interest in any amount equal to nine percent (9%) of the Principal Amount payable in one lump sum on the earlier to occur of (i) Maturity Date, (ii) the date of any prepayment or (iii) the date of payment pursuant to a payment election in connection with the Qualified Offering (as defined below).

This Debenture is subject to the following provisions:

A.       “Business Days” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

B.       “Private Placement Securities” means those certain securities to be issued by the Company to investors in a Qualified Offering.

C.       “Qualified Offering” means one or more private placement offerings by the Company pursuant to Regulation D under the Securities Act, pursuant to which the Company receives aggregate gross proceeds of at least Two Million United States Dollars (US$2,000,000), in consideration of the purchase of Private Placement Securities.

1.            Voluntary Conversion. At any time between the original Issue Date and the Maturity Date unless previously repaid by the Company or converted into Private Placement Securities pursuant to Section 2 herein, the principal amount of and all accrued and unpaid interest under this Debenture may be converted into shares of the Company’s common stock in whole or in part (subject to any limitations on conversion), at the Conversion Price (as hereinafter defined).  In the case of conversion into Private Placement Securities, the Holder shall have the right to convert this Debenture into shares of the Company’s common stock until 5:00 p.m., New York time, three (3) Business Days following the Holder’s receipt of the Offering Notice (as hereinafter defined). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the Principal Amount and interest of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Debenture in an amount equal to the applicable amount of principal converted. The Company shall maintain records showing the Principal Amount converted and the date of such conversions. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount of this Debenture may be less than the amount stated on the face hereof.

A.       Conversion Price. On any Conversion Date, the Debenture is convertible into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price that is the lower of (i) US$1.00 per share and (ii) the price per share offered in the Qualified Offering, subject to adjustment (the “Conversion Price”).

B.       Mechanism of Conversion.

i.       Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be equal to the quotient obtained by dividing the outstanding principal amount of this Debenture (or any portion thereof), and the accrued and unpaid interest thereon to be converted by the Conversion Price.

2

ii.       Delivery of Certificate Upon Conversion. In the event of any conversion of this Debenture in accordance with and subject to the terms and conditions hereof, (i) certificates for the Conversion Shares shall be dated as of the Conversion Date and delivered to the Holder hereof within a reasonable time, not exceeding five (5) Business Days after any Conversion Date, or, (ii) at the request of the Holder, shares shall be issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding five (5) Business Days after such conversion. The Holder hereof shall be deemed for all purpose to be the holder of the Conversion Shares so purchased as of the date of such conversion. If certificated shares are issued, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the number of Conversion Shares or being acquired upon the conversion of this Debenture. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to DTC on a holder’s behalf via DWAC provided that (a) such exercise is in connection with a registration statement under the Securities Act providing for the resale of Conversion Shares or the Conversion Shares are otherwise exempt from registration and may be issued without a restrictive legend and (b) the Holder and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Debenture, or an indemnification undertaking with respect to such Debenture in the case of its loss, theft or destruction, at such time that this Debenture is fully exercised.

iii.       Failure to Deliver Certificate. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the Holder by the tenth (10th) Business Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

iv.       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Conversion Shares solely for the purpose of issuance upon any conversion of this Debenture and payment of interest on this Debenture each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than 100% of the Conversion Shares as shall be issuable upon the conversion of the Principal Amount and payment of interest hereunder. The Company covenants that all Conversion Shares that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, nonassessible.

v.       Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of Conversion Shares, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price of the Company’s commons stock as quoted by Bloomberg on the day prior to the Company’s receipt of the Conversion Notice. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the financial fraction of a share, one whole Conversion Share.

3

vi.       Transfer Taxes. The issuance of certificates for Conversion Share upon conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

2.          Conversion upon the Subsequent Qualified Offering.

A.       If the Company proposes to consummate the Qualified Offering prior to the Maturity Date, the Company will deliver to the Holder a notice (the “Offering Notice”), stating the price and other terms and conditions thereof not later than five (5) Business Days prior to the closing date of the Qualified Offering.

B.       Upon the closing of the Qualified Offering, or on such earlier date as may be agreed to by the Holder, the outstanding principal amount of, and all accrued but unpaid interest on, this Debenture may be converted into Private Placement Securities on a dollar-for-dollar basis, pursuant to the voluntary conversion provisions set forth in Section 1 hereof. For the avoidance of doubt and for purpose of example, if the Qualified Offering consists of common stock issued to investors at $0.75 per share, then, at the closing of the Qualified Offering or (on such earlier date as may be agreed to by the Holder), this Debenture may be converted into such number of shares of the Company’s Common Stock as is equal to the quotient obtained by dividing the outstanding principal amount of this Debenture, and all accrued but unpaid interest thereon, by $0.75, all on the same terms and conditions and in the same form as provided in the offering documentation governing the Qualified Offering.

3.          Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 3. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 6D. If at any time the Company shall:

A.       make or issue or set a record date for the holders of common stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, common stock,

B.        subdivide its outstanding common stock into a larger number of common stock, or

C.        combine its outstanding common stock into a smaller number of common stock,

then (1) the number of Conversion Shares for which this Debenture is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of Conversion Shares which a record holder of the same number of Conversion Shares for which this Debenture is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price then in effect shall be adjusted to equal (A) the Conversion Price then in effect multiplied by the number of Conversion Shares for which this Debenture is exercisable immediately prior to the adjustment divided by (B) the number of Conversion Shares for which this Debenture is exercisable immediately after such adjustment.

4

4.          Optional Prepayments.

A.       The Company may from time to time, upon providing the Holder not less than ten (10) days written notice and opportunity to convert the outstanding balance into shares of the Company’s common stock, prepay the outstanding balance owed pursuant to this Debenture, in whole or in part, without penalty.

5.          Events of Default

A.       The term “Event of Default” shall mean any of the events set forth in this Section 5A (the term “Company” for this purpose shall include all subsidiaries of the Company):

i.       Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount of, or accrued but unpaid interest on, this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise.

ii.       Non-Performance of Covenants. Other than a default under Section 5(A)(i), the Company shall default in the due observance or performance of any covenant set forth herein, which default shall continue uncured for thirty (30) days after notice thereof; provided, however, that an Event of Default for failure to comply with Section 1(B)(iii) shall occur upon expiration of the ten-day period set forth in that Section.

iii.       Bankruptcy, Insolvency, etc. The Company shall:

(a)       admit in writing its inability to pay its debts as they become due;

(b)       apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)       in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(d)       permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

5

(e)       take any corporate or other action authorizing any of the foregoing.

iv.        Business Combination, Sale of Assets, Etc. The Company shall undergo a Change in Control or shall enter into any agreement to undergo a change in control. The term “Change in Control” means either (i) a merger or consolidation of the Company into another corporation or a merger of another corporation with or into the Company; or (ii) a sale by the Company of all or substantially all of its assets, which, in the case of either (i) or (ii) above, results in the shareholders of the Company (as they existed immediately prior to the effectiveness of the merger, consolidation or sale) owning less than fifty percent (50%) of the surviving entity or new corporation or entity that has acquired all or substantially all of the Company's assets after the effectiveness thereof; or (iii) a reorganization of the Company which results in either the Company becoming a subsidiary of another corporation or the Company not being the surviving entity (other than a merger or consolidation (a) with a wholly-owned subsidiary of the Company; (b) to effect a change in domicile; or (c) of the Company into another corporation that does not result in the shareholders of the Company, as they existed immediately prior to the effectiveness of such merger or consolidation, owning less than fifty percent (50%) of the surviving corporation); or (iv) the acquisition by any person, entity or group of persons or entities acting in concert, of fifty percent (50%) or more of the Company's then issued and outstanding voting securities, whether acquired in one transaction or a series of transactions.

B.       Action if Bankruptcy. If any Event of Default described in clauses (iii)(a) through (e) of Section 5A shall occur, the Principal Amount of this Debenture, all accrued but unpaid interest thereon, and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.       Default Interest. If any Event of Default described in clauses (iii)(a) through (e) of Section 5A shall occur, the Principal Amount of this Debenture, all accrued but unpaid interest thereon, and all other obligations hereunder shall accrue interest at a rate of fifteen percent (15%) per annum.

D.       Action if Other Event of Default. If any Event of Default, other than any Event of Default described in clauses (iii)(a) through (e) of Section 5A, shall occur for any reason, whether voluntary or involuntary, the Holder may, upon expiration of any stated grace period and upon written notice to the Company, declare all or any portion of the outstanding principal amount of the Debenture and all accrued but interest thereon, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

6

6.          Miscellaneous.

A.       Parties in Interest. All covenants, agreements and undertakings in this Debenture binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B.       Disputes. This Debenture shall be governed by the laws of the State of New Jersey as applied to contracts entered into and to be performed entirely within the State of New Jersey, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Debenture shall be brought in the federal or state courts located in the County of Middlesex in the State of New Jersey, and by execution and delivery of this Debenture, irrevocably submits to and accepts the jurisdiction of said courts, waives any defense that such court is not a convenient forum, and consent to any service of process method permitted by law.

C.       Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

D.       Notices. Any notice pursuant to this Debenture to be given or made (i) by the Holder to or upon the Company or (ii) by the Company to or upon the Holder, shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company or the Holder to the other party) as follows:

To the Company:	Sports Field Holdings, Inc.
4320 Winfield Road, Suite 200
Warrenville, Illinois 60555

With a copy to:

To the Holder:

7

       E.       No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

       F.       Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Debenture, but this Debenture shall be construed as if such unenforceable provision had never been contained herein.

[Signature page follows]

8

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above.

SPORTS FIELD HOLDINGS, INC.

By:
Name: Jeromy Olson
Title: Chief Executive Officer

By:

9

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert all or a portion of the principal amount of that certain Convertible Debenture, dated May 7, 2015 (the “Debenture”), issued by Sports Field Holdings, Inc., a Nevada corporation (the “Company”), in favor of the undersigned, due on February 1, 2015, and all accrued but unpaid interest thereon, unless previously repaid by the Company or converted into Private Placement Securities as provided in the Debenture (the “Conversion Shares”).  If the Conversion Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Conversion Shares.

Conversion calculations:

Date to Effect Conversion: ___________________________________________________

Principal Amount of Debenture to be Converted: _________________________________

Accrued but Unpaid Interest to Date of Conversion: _________________________________

Number of Conversion Shares to be issued: _______________________________________

Signature:

Name:

Address:

 10